UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2007
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices)
(Zip Code)
(Registrant’s telephone number, including area code): (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     In December 2006, Scott D. Cook, founder, board member and Chairman of the Executive Committee of Intuit Inc. (“Intuit”), adopted a stock trading plan on behalf of his family trust to sell up to 2,000,000 shares of Intuit common stock and contribute up to 400,000 additional shares to the Scott Cook and Signe Ostby Charitable Foundation beginning in February 2007 and continuing through December 2007. Under the terms of this plan, Mr. Cook’s family trust will sell 500,000 shares and contribute 100,000 shares to the charitable foundation each quarter.
     The Scott Cook and Signe Ostby Charitable Foundation also adopted a stock trading plan in December 2006 to sell the 400,000 shares of Intuit stock contributed by Mr. Cook’s family trust during the same period.
     In January 2007, William V. Campbell, Chairman of the Board of Intuit, adopted a stock trading plan related to the exercise and sale of shares issuable pursuant to an option granted in June 1997, which expires in June 2007. Pursuant to the plan, a brokerage firm may exercise Mr. Campbell’s stock option and sell up to 409,212 shares of Intuit stock in May or June 2007, shortly before the expiration date of the option. The transactions under the plan will only be executed if the market price of Intuit stock exceeds the exercise price of the stock options.
     Each of these plans is intended to satisfy the requirements of Rule 10b5-1 of the Exchange Act and each was adopted in accordance with Intuit’s policies regarding securities transactions. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.
     Transactions under these plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: January 16, 2007	By:	/s/ Kiran M. Patel
Kiran M. Patel
Senior Vice President and Chief Financial Officer